FINDER'S FEE AGREEMENT

THIS AGREEMENT dated effective as of the 30th day of August, 2010 (the "Effective Date").

BETWEEN:

1536476 ALBERTA LTD., an Alberta Corporation having an address at 735-525 Seymour Street, Vancouver BC, V6B 3H7.

(hereinafter called the "Finder")

OF THE FIRST PART

AND:

QUANTUM SOLAR POWER CORP., a Nevada corporation having an address at 3900 Paseo Del Sol, Sante Fe, NM, 87507.

(hereinafter called the "Company")

OF THE SECOND PART

WHEREAS:

A. The Finder has relationships with persons who are "Accredited Investors" as defined in National Instrument 45-106 Prospectus and Registration Exemptions who invest in technology companies and

B. The Company is desirous of obtaining introductions through the Finder for the purpose of completing its foreign private placement offering of 5,000,000 shares at a price of $1.00 per share pursuant to Regulation S of the United States Securities Act of 1933 (the "Offering").

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. ENGAGEMENT OF FINDER

1.1 The Company herewith engages the Finder and the Finder agrees to provide personal introductions to the Company and or its designee. Name(s) or lists of names submitted without personal introduction(s) will not be accepted.

1.2 All services to be performed by the Finder under this Agreement shall be in accordance with all applicable securities and other laws. The Finder shall not engage in spamming or other manipulative practices.

1.3 The Finder shall not distribute any materials or make any representations about the Company, its business or prospects, other than as set out in the public filings of the Company, without the prior written approval of the Company.

1.4 The parties to be introduced by the Finder will be Alberta or British Columbia investors. The Finder must get express consent from the Company before introducing any investor who resides outside of British Columbia or Alberta. In no circumstances shall the Finder communicate with respect to the Offering with, or introduce to the Company, any person who is a citizen or a resident of the United States of America or Ontario.

2. COMPENSATION

2.1 The Company will pay the Finder five percent (5%) of the actual proceeds invested in the Company directly as a result of introductions by the Finder during the twelve months following the date of this Agreement.

2.2 The compensation shall be based on the gross amount invested, prior to any deductions, expenses, or offsets of any kind, and shall be paid within ten (10) days of receipt of funds.

3. LIMITATION OF SERVICES

3.1 This Agreement relates solely to the Finder's services rendered in providing the Company with introductions. There are no additional services that the Finder is required to perform to be entitled to compensation in the event an investment is made.

3.2 The Finder will not engage in any negotiations whatsoever on behalf of the Company or any Investor, or their financial advisor or accountant. Nor will the Finder provide the Company or any Investor with information which may be used as a basis for such negotiations. The Finder will have no responsibility for, nor make recommendations, concerning the terms, conditions or provisions of any agreement between the Company and any Investor, or the manner or means of consummating the transaction.

3.3 **The Finder hereby represents that he is not a licensed securities broker or dealer, or investment advisor, and that this Agreement is not intended for the purpose of buying, selling, or trading securities, or offering counsel or advice with respect to any of such activities. The Finder is not entitled to receive any finder's fee until an Investor actually makes an investment with the Company.**

4. TERM

4.1 The term of this Agreement is for a term of up to one (1) year commencing as of the Effective Date, and shall continue until the completion or cancellation of the private placement offering, unless the Agreement is either terminated in accordance with the terms of this Agreement or extended by the Board of Directors.

5. TERMINATION

5.1 The Company may terminate this Agreement at any time upon ten (10) days notice to the Finder.

5.2 The Finder may terminate this Agreement at any time upon ten (10) days notice to the Company.

5.3 Notwithstanding any termination of this Agreement the Finder will be entitled to his compensation in respect of any investment made by an investor introduced by the Finder prior to the termination who invests during the period expiring twelve months from the date of this agreement.

6. NON EXCLUSIVE

6.1 This agreement shall be non-exclusive. The Company may engage other persons to provide the same or similar services.

7. INDEPENDENT CONTRACTOR

7.1 It is expressly agreed that the Finder is acting as an independent contractor in performing his services hereunder. The Company shall carry no workers compensation insurance or any health or accident insurance on the Finder or the Finder's employees. The Company shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

8. PRIOR COMPANY CONTACTS

8.1 Notwithstanding any other provisions of this Agreement, the Company shall not be obligated to pay a finder's fee in respect of an investment in the Company's securities by a person who is already a shareholder of the Company, a person well known to the Directors or Officers of the Company or a person already introduced to the Company.

9. NON-ASSIGNMENT

9.1 This Agreement shall not be assigned by either party without the written consent of the other party.

10. NOTICES

10.1 Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

11. ENTIRE AGREEMENT

11.1 This Agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements, and discussions concerning the subject matter hereof.

12. GOVERNING LAW

12.1 This Agreement shall be and construed in accordance with the laws of the Province of British Columbia and each party hereto attorns to the jurisdiction of the courts of British Columbia.

13. GENERAL PROVISIONS

13.1 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

13.2 This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

13.3 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

13.4 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

1536476 ALBERTA LTD
By its authorized signatory:

Russel Krywolt, President.

QUANTUM SOLAR POWER CORP.
by its authorized signatory:

Daryl Ehrmantraut, President and Chief Executive Officer.

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